Exhibit 99.1

Meridian Corporation Reports Fourth Quarter 2023 Results and Announces a Quarterly Dividend of $0.125 per Common Share.
MALVERN, PA., January 26, 2024 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended		Year Ended
(Dollars in thousands, except per share data)((Unaudited)	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Income:
Net income	$571	$4,005	$13,243	$21,829
Diluted earnings per common share	$0.05	$0.35	$1.16	$1.79
Pre-tax, pre-provision income (1)	$5,356	$5,292	$23,782	$30,408
Pre-tax, pre-provision income - Bank (1)	$5,757	$6,399	$27,751	$31,004
(1) See Non-GAAP reconciliation in the Appendix

•Total assets at December 31, 2023 and September 30, 2023 were $2.2 billion, compared to $2.1 billion at December 31, 2022.
•Commercial loans, excluding leases, increased $15.7 million for the quarter and $114.6 million, or 9%, year over year.
•Pre-tax, pre-provision income for the Bank was $5.8 million for the quarter and $27.8 million for the year.
•Net interest margin was 3.18% for the fourth quarter of 2023, with a loan yield of 7.15%. Net interest margin was 3.35% with a loan yield of 6.94% for the year.
•On January 25, 2024, the Board of Directors declared a quarterly cash dividend of $0.125 per common share, payable February 20, 2024 to shareholders of record as of February 12, 2024.

Christopher J. Annas, Chairman and CEO commented, “Meridian’s fourth quarter earnings totaled $571 thousand, which was down from the prior quarter. Contributing to the decline was a necessary additional provision for a non-performing commercial credit, which has experienced some deterioration. In addition, the historical rise in interest rates has had negative impact on our SBA and small-ticket leasing businesses, both of which required additional provisions. We are comfortable with the existing reserves and expect some resolution in the commercial credit in 2024. Annual loan growth in the core CRE, C&I and SBA portfolios was 9%, which reflects our continued outreach and a stable business environment in the Philadelphia metro region. Construction lending for residential and multi-family is still strong because of high housing demand, as housing inventory remains at historical lows.

Mr. Annas added, "Net interest margin was down from the prior quarter mostly due to higher deposit expense, as customers are increasingly rate conscious. We have adjusted well to the tumultuous environment created by the historic Federal Reserve interest rate moves, but the impact on margins continues.

The mortgage segment has been downsized throughout 2023 to match expected volumes. The lack of homes for sale remains the biggest issue, while the higher rates are less of a factor. We will continue to monitor the impact of market conditions on our mortgage operations and are prepared to make further adjustments if warranted."

Mr. Annas concluded, "Our continued growth results from being highly visible in our regions, and being the preferred bank in the Delaware Valley. If the forecasted rate declines materialize, the business environment should be robust."

Exhibit 99.1

Select Condensed Financial Information

	As of or for the quarter ended (Unaudited)
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(Dollars in thousands, except per share data)
Income:
Net income	$571	$4,005	$4,645	$4,021	$4,557
Basic earnings per common share	0.05	0.36	0.42	0.36	0.40
Diluted earnings per common share	0.05	0.35	0.41	0.34	0.39
Net interest income	16,942	17,224	17,098	17,677	18,518

Balance Sheet:
Total assets	$2,246,193	$2,230,971	$2,206,877	$2,229,783	$2,062,228
Loans, net of fees and costs	1,895,806	1,885,629	1,859,839	1,818,189	1,743,682
Total deposits	1,823,462	1,808,645	1,782,605	1,770,413	1,712,479
Non-interest bearing deposits	239,289	244,668	269,174	262,636	301,727
Stockholders' equity	158,022	155,114	153,962	153,049	153,280

Balance Sheet (Average Balances):
Total assets	$2,219,340	$2,184,384	$2,166,574	$2,088,599	$1,962,915
Total interest earning assets	2,121,068	2,086,602	2,070,640	1,995,460	1,877,967
Loans, net of fees and costs	1,891,170	1,876,648	1,847,736	1,783,322	1,674,215
Total deposits	1,820,532	1,782,140	1,775,444	1,759,571	1,698,597
Non-interest bearing deposits	254,025	253,485	266,675	296,037	312,297
Stockholders' equity	157,210	156,271	154,179	153,179	151,791

Performance Ratios (Annualized):
Return on average assets	0.10%	0.73%	0.86%	0.78%	0.92%
Return on average equity	1.44%	10.17%	12.08%	10.65%	11.91%

Income Statement - Fourth Quarter 2023 Compared to Third Quarter 2023
Net income of $571 thousand for the fourth quarter decreased $3.4 million from $4.0 million for the third quarter mainly due to provisioning for general credit reserves, specific reserves on individually evaluated loans, and charge-offs. Net interest income decreased $288 thousand, or 1.6%, on a tax equivalent basis due to an increase in interest expense that out-paced the increase in interest income. Non-interest income increased $31 thousand or 0.4%, as fair value changes exceeded the lower level of gains on sale of mortgage loans. Non-interest expense decreased $315 thousand, or 1.6% due primarily to a decrease in salaries and benefits expense, partially offset by an increase in professional fees. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Quarter Ended
(dollars in thousands)	December 31, 2023	September 30, 2023	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	526	245	$281	114.7%	$(3)	$284
Investment securities - taxable	1,020	901	119	13.2%	65	54
Investment securities - tax exempt (1)	402	410	(8)	(2.0)%	4	(12)
Loans held for sale	400	456	(56)	(12.3)%	36	(92)
Loans held for investment (1)	34,071	33,526	545	1.6%	285	260
Total loans	34,471	33,982	489	1.4%	321	168
Total interest income	$36,419	$35,538	$881	2.5%	$387	$494
Interest expense:
Interest-bearing demand deposits	$1,476	$1,488	$(12)	(0.8)%	$51	$(63)
Money market and savings deposits	7,384	6,755	629	9.3%	328	301
Time deposits	7,946	7,300	646	8.8%	495	151
Total deposits	16,806	15,543	1,263	8.1%	874	389
Borrowings	1,816	2,086	(270)	(12.9)%	(56)	(214)
Subordinated debentures	782	606	176	29.0%	41	135
Total interest expense	19,404	18,235	1,169	6.4%	859	310
Net interest income differential	$17,015	$17,303	$(288)	(1.66)%	$(472)	$184
(1) Reflected on a tax-equivalent basis.
Interest income increased $881 thousand quarter-over-quarter, on a tax equivalent basis, due to a higher yield on earning assets and higher levels of average earning assets. The yield on earnings assets rose 5 basis points during the period, while average earning assets increased by $34.5 million.

The yield on total loans increased 7 basis points and the yield on cash and investments increased 9 basis points combined. Average total loans, excluding residential loans for sale, increased $14.5 million. Construction, commercial real estate, and small business loans increased $19.3 million on average, combined, while home equity loans and residential real estate loans held in portfolio increased $15.9 million on average, combined.
Total interest expense increased $1.2 million, quarter-over-quarter, due primarily to market interest rate rises, and an increase in deposit average balances. Interest expense on deposits increased $1.3 million as total average deposits increased $37.9 million and the cost of interest-bearing deposits increased 23 basis points to 4.26%. Interest expense on borrowings decreased $270 thousand as the cost of borrowings decreased 14 basis points due to the positive carry on a $75 million pay fixed swap, and average borrowings decreased for the period, while the average balance of subordinated debentures increased for the period due to the $9.7 million raised in the prior quarter.

The net interest margin decreased 11 basis points to 3.18% as the cost of funds outpaced the increase in yield on earnings assets. The average balance on non-interest bearing deposits increased $540 thousand for the quarter which helped offset somewhat the impact of the increase in cost of funds.
Provision for Credit Losses
The overall provision for credit losses is comprised of provisioning for funded loans as well as unfunded loan commitments. The combined provision increased to $4.6 million for the fourth quarter, from $82 thousand for the third quarter, with the provision for unfunded loan commitments representing only $8 thousand of the combined provision. The increase in provision for funded loans was due to a $3.9 million increase in specific reserves on new, mainly small business loans, and existing non-accrual loans combined with provisioning for loan growth and charge-offs. $2.3 million of the increase in specific reserves related to a commercial loan relationship for which new information became available related to the value of the underlying collateral, and an estimate of disposition costs. This increase was partially offset by the impact of favorable changes in certain portfolio baseline loss rates and some macroeconomic factors underlying the funded loss model.

Exhibit 99.1
Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Quarter Ended
(Dollars in thousands)	December 31, 2023	September 30, 2023	$ Change	% Change
Mortgage banking income	$3,394	$4,819	$(1,425)	(29.6)%
Wealth management income	1,239	1,258	(19)	(1.5)%
SBA loan income	1,022	982	40	4.1%
Earnings on investment in life insurance	204	201	3	1.5%
Net change in the fair value of derivative instruments	(126)	103	(229)	(222.3)%
Net change in the fair value of loans held-for-sale	120	111	9	8.1%
Net change in the fair value of loans held-for-investment	805	(570)	1,375	(241.2)%
Net gain on hedging activity	(53)	82	(135)	(164.6)%
Net loss on sale of investment securities available-for-sale	—	(3)	3	(100.0)%
Other	1,512	1,103	409	37.1%
Total non-interest income	$8,117	$8,086	$31	0.4%
Total non-interest income increased $31 thousand, or 0.4%, quarter-over-quarter as a result of an increase in the net change in fair values and an increase in other income, largely offset by lower mortgage banking income. Other income increased $409 thousand due to swap fee income and gains in fair value of equity securities. Mortgage banking income decreased $1.4 million, or 29.6% quarter-over-quarter, due to lower levels of mortgage loan originations, which decreased $39.8 million. In addition to lower volume, the gain on sale margin increased 5 basis points over the prior quarter. The fair value of loans held for investment increased $1.4 million due to the recent decline in interest rates.

SBA loan income increased $40 thousand, or 4.1%, quarter-over-quarter. While the value of SBA loans sold for the quarter-ended December 31, 2023 was $6.1 million, or 23.3%, less than the quarter-ended September 30, 2023, the gross margin on sale was 6.4% for the quarter-ended December 31, 2023 compared to 6.2% for the quarter-ended September 30, 2023. Also contributing to the increase in SBA loan income was a decrease in amortization expense and in servicing asset impairment.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Quarter Ended
(Dollars in thousands)	December 31, 2023	September 30, 2023	$ Change	% Change
Salaries and employee benefits	$11,744	$12,420	$(676)	(5.4)%
Occupancy and equipment	1,232	1,226	6	0.5%
Professional fees	1,382	1,104	278	25.2%
Advertising and promotion	931	848	83	9.8%
Data processing and software	1,651	1,652	(1)	(0.1)%
Pennsylvania bank shares tax	233	244	(11)	(4.5)%
Other	2,530	2,524	6	0.2%
Total non-interest expense	$19,703	$20,018	$(315)	(1.6)%
Salaries and employee benefits decreased $676 thousand overall, with bank and wealth segments combined having increased $332 thousand, and the mortgage segment decreased $1.0 million. Bank and wealth segment salaries and employee benefits were up due to increased full-time-equivalent employees, and expense related to the issuance of stock options during the quarter.

Professional fees increased $278 thousand during the current quarter due to an increase in loan and lease workout expenses and other legal expenses. Advertising and promotion expense increased $83 thousand from the prior quarter as a result of an increase in advertising and business development expense during the holiday season.

Balance Sheet - December 31, 2023 Compared to September 30, 2023
As of December 31, 2023, total assets increased $15.2 million, or 0.7%, to $2.2 billion from September 30, 2023. This increase was due to an increase in cash and cash equivalents and an increase in loans. Interest-bearing cash decreased $395 thousand, or 0.8%, to $46.6 million as of December 31, 2023, from September 30, 2023.
Portfolio loan growth was $10.0 million, or 0.5% quarter-over-quarter. Commercial mortgage loans increased $41.7 million, or 6.0%, commercial & industrial loans increased $3.0 million, or 1.0%, while residential real estate loans held in portfolio increased $4.3 million,

Exhibit 99.1
or 1.7%, and home equity lines and loans increased $2.4 million, or 3.3%. Partially offsetting portfolio loan growth were construction loans which decreased $30.2 million, or 10.9%, and lease financings that decreased $12.4 million, or 8.9% from September 30, 2023.
Total deposits increased $14.8 million, or 0.8% quarter-over-quarter, due largely to higher levels of certificates of deposits. Time deposits increased $24.6 million, or 3.7%, from retail and wholesale efforts as customers continue to opt for higher term interest rates. Money market accounts and savings accounts increased a combined $1.2 million while interest bearing demand deposits decreased $5.6 million. Non-interest bearing deposits decreased $5.4 million, reflecting typical business cash out at the end of the year for distributions and profit-sharing.
Consolidated stockholders’ equity of the Corporation increased by $2.9 million from September 30, 2023, to $158.0 million as of December 31, 2023. Changes to equity for the current quarter included net income of $571 thousand, $199 thousand in ESOP loan payments, an increase of a $2.9 million in other comprehensive income, partially offset by quarter dividends paid of $1.4 million. The Community Bank Leverage Ratio for the Bank was 9.46% at December 31, 2023.

Asset Quality Summary
The ratio of non-performing loans to total loans increased to 1.76% as of December 31, 2023, from 1.53% as of September 30, 2023, while the ratio of non-performing assets to total assets increased to 1.58% as of December 31, 2023, compared to 1.38% at September 30, 2023. Driving the increase in these ratios were total non-performing loans which increased $4.7 million from $29.1 million as of September 30, 2023, to $33.8 million as of December 31, 2023, due to risk rating downgrades of several SBA loans and small ticket equipment leases, partially offset by charge-offs of leases and SBA loans as of December 31, 2023.
Meridian realized net charge-offs of 0.11% of total average loans for the quarter ended December 31, 2023, compared with the quarter ended September 30, 2023 level of 0.05%, as net charge-offs increased to $2.2 million for the quarter ended December 31, 2023, compared to net-charge-offs of $913 thousand for the quarter ended September 30, 2023. Fourth quarter charge-offs were comprised of $1.2 million from small ticket equipment leases which are charged-off after becoming more than 120 days past due, and $890 thousand for an SBA loan. There were recoveries of $17 thousand, largely related to leases.
The ratio of allowance for credit losses to total loans held for investment, excluding loans at fair value (a non-GAAP measure, see reconciliation in the Appendix), was 1.17% as of December 31, 2023 compared to 1.05% as of September 30, 2023. As of December 31, 2023 there were specific reserves of $6.5 million against individually evaluated loans, an increase from $2.6 million as of September 30, 2023. The drivers of the increase related to a $2.3 million increase in a commercial loan relationship specific reserve for which new information became available related to the value of the underlying collateral, combined with the net impact of establishing $2.3 million in specific reserves on SBA loan relationships classified as non-performing, netted with the charge-off an SBA loan during the quarter that had a specific reserve of $890 thousand in the prior quarter.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs

Exhibit 99.1
and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Earnings and Per Share Data:
Net income	$571	$4,005	$4,645	$4,021	$4,557
Basic earnings per common share	$0.05	$0.36	$0.42	$0.36	$0.40
Diluted earnings per common share	$0.05	$0.35	$0.41	$0.34	$0.39
Common shares outstanding	11,183	11,178	11,178	11,305	11,466

Performance Ratios:
Return on average assets	0.10%	0.73%	0.86%	0.78%	0.92%
Return on average equity	1.44	10.17	12.08	10.65	11.91
Net interest margin (tax-equivalent)	3.18	3.29	3.33	3.61	3.93
Yield on earning assets (tax-equivalent)	6.81	6.76	6.57	6.31	5.88
Cost of funds	3.81	3.63	3.39	2.83	2.07
Efficiency ratio	78.63%	79.09%	74.80%	73.16%	75.61%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.11%	0.05%	0.05%	0.08%	0.05%
Non-performing loans to total loans	1.76	1.53	1.44	1.25	1.20
Non-performing assets to total assets	1.58	1.38	1.32	1.11	1.11
Allowance for credit losses to:
Total loans held for investment	1.17	1.04	1.09	1.12	1.08
Total loans held for investment (excluding loans at fair value) (1)	1.17	1.05	1.10	1.13	1.09
Non-performing loans	65.48%	67.61%	73.97%	88.41%	88.66%

Capital Ratios:
Book value per common share	$14.13	$13.88	$13.77	$13.54	$13.37
Tangible book value per common share	$13.78	$13.53	$13.42	$13.18	$13.01
Total equity/Total assets	7.04%	6.95%	6.98%	6.86%	7.43%
Tangible common equity/Tangible assets - Corporation (1)	6.87	6.79	6.81	6.70	7.25
Tangible common equity/Tangible assets - Bank (1)	8.94	8.89	8.54	8.26	8.80
Tier 1 leverage ratio - Bank	9.46	9.65	9.22	9.32	9.95
Common tier 1 risk-based capital ratio - Bank	10.10	10.82	10.35	10.27	10.73
Tier 1 risk-based capital ratio - Bank	10.10	10.82	10.35	10.27	10.73
Total risk-based capital ratio - Bank	11.17%	11.85%	11.43%	11.41%	11.87%
(1) See Non-GAAP reconciliation in the Appendix

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest income:
Loans and other finance receivables, including fees	$34,469	$33,980	$26,440	$130,081	$84,627
Securities - taxable	1,020	901	821	3,873	2,420
Securities - tax-exempt	331	333	373	1,369	1,388
Cash and cash equivalents	526	245	129	1,266	286
Total interest income	36,346	35,459	27,763	136,589	88,721
Interest expense:
Deposits	16,806	15,543	8,215	57,819	15,397
Borrowings	2,598	2,692	1,030	9,828	3,196
Total interest expense	19,404	18,235	9,245	67,647	18,593
Net interest income	16,942	17,224	18,518	68,942	70,128
Provision for credit losses	4,628	82	746	6,815	2,488
Net interest income after provision for credit losses	12,314	17,142	17,772	62,127	67,640
Non-interest income:
Mortgage banking income	3,394	4,819	3,958	16,537	25,325
Wealth management income	1,239	1,258	1,061	4,928	4,733
SBA loan income	1,022	982	522	4,485	4,467
Earnings on investment in life insurance	204	201	140	789	553
Net change in the fair value of derivative instruments	(126)	103	10	91	(703)
Net change in the fair value of loans held-for-sale	120	111	249	32	(844)
Net change in the fair value of loans held-for-investment	805	(570)	91	132	(2,408)
Net gain on hedging activity	(53)	82	498	28	5,439
Net loss on sale of investment securities available-for-sale	—	(3)	—	(58)	—
Other	1,512	1,103	1,467	5,001	5,162
Total non-interest income	8,117	8,086	7,996	31,965	41,724
Non-interest expense:
Salaries and employee benefits	11,744	12,420	12,794	47,377	54,378
Occupancy and equipment	1,232	1,226	1,218	4,842	4,837
Professional fees	1,382	1,104	976	4,312	3,635
Advertising and promotion	931	848	996	3,730	4,336
Data processing and software	1,651	1,652	1,513	6,415	5,451
Pennsylvania bank shares tax	233	244	181	968	793
Other	2,530	2,524	2,369	9,481	8,014
Total non-interest expense	19,703	20,018	20,047	77,125	81,444
Income before income taxes	728	5,210	5,721	16,967	27,920
Income tax expense	157	1,205	1,164	3,724	6,091
Net income	$571	$4,005	$4,557	$13,243	$21,829

Basic earnings per common share	$0.05	$0.36	$0.40	$1.19	$1.85
Diluted earnings per common share	$0.05	$0.35	$0.39	$1.16	$1.79

Basic weighted average shares outstanding	11,070	11,057	11,389	11,115	11,792
Diluted weighted average shares outstanding	11,206	11,363	11,795	11,387	12,204

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets:
Cash and due from banks	$10,067	$12,734	$10,576	$8,473	$11,299
Interest-bearing deposits at other banks	46,630	47,025	36,290	100,030	27,092
Cash and cash equivalents	56,697	59,759	46,866	108,503	38,391
Securities available-for-sale, at fair value	146,019	122,218	126,668	142,933	135,346
Securities held-to-maturity, at amortized cost	35,781	36,232	36,463	36,525	37,479
Equity investments	2,121	2,019	2,097	2,110	2,086
Mortgage loans held for sale, at fair value	24,816	23,144	40,422	35,701	22,243
Loans and other finance receivables, net of fees and costs	1,895,806	1,885,629	1,859,839	1,818,189	1,743,682
Allowance for credit losses	(22,107)	(19,683)	(20,242)	(20,442)	(18,828)
Loans and other finance receivables, net of the allowance for credit losses	1,873,699	1,865,946	1,839,597	1,797,747	1,724,854
Restricted investment in bank stock	8,072	8,309	9,157	10,173	6,931
Bank premises and equipment, net	13,557	13,310	13,234	13,281	13,349
Bank owned life insurance	28,844	28,641	28,440	28,247	28,055
Accrued interest receivable	9,325	8,984	7,651	7,651	7,363
Other real estate owned	1,703	1,703	1,703	1,703	1,703
Deferred income taxes	4,201	4,993	4,258	4,017	3,936
Servicing assets	11,748	11,835	12,193	12,125	12,346
Goodwill	899	899	899	899	899
Intangible assets	2,971	3,022	3,073	3,124	3,175
Other assets	25,740	39,957	34,156	25,044	24,072
Total assets	$2,246,193	$2,230,971	$2,206,877	$2,229,783	$2,062,228

Liabilities:
Deposits:
Non-interest bearing	$239,289	$244,668	$269,174	$262,636	$301,727
Interest bearing
Interest checking	150,898	156,537	155,907	232,616	219,838
Money market and savings deposits	747,803	746,599	710,546	647,904	697,564
Time deposits	685,472	660,841	646,978	627,257	493,350
Total interest-bearing deposits	1,584,173	1,563,977	1,513,431	1,507,777	1,410,752
Total deposits	1,823,462	1,808,645	1,782,605	1,770,413	1,712,479
Borrowings	174,896	177,959	194,636	233,883	122,082
Subordinated debentures	49,836	50,079	40,348	40,319	40,346
Accrued interest payable	10,324	7,814	5,612	3,836	2,389
Other liabilities	29,653	31,360	29,714	28,283	31,652
Total liabilities	2,088,171	2,075,857	2,052,915	2,076,734	1,908,948

Stockholders’ equity:
Common stock	13,186	13,181	13,181	13,180	13,156
Surplus	80,325	79,731	79,650	79,473	79,072
Treasury stock	(26,079)	(26,079)	(26,079)	(24,512)	(21,821)
Unearned common stock held by employee stock ownership plan	(1,204)	(1,403)	(1,403)	(1,403)	(1,403)
Retained earnings	101,216	102,043	99,434	96,180	95,815
Accumulated other comprehensive loss	(9,422)	(12,359)	(10,821)	(9,869)	(11,539)
Total stockholders’ equity	158,022	155,114	153,962	153,049	153,280
Total liabilities and stockholders’ equity	$2,246,193	$2,230,971	$2,206,877	$2,229,783	$2,062,228

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest income	$36,346	$35,459	$33,836	$30,947	$27,763
Interest expense	19,404	18,235	16,738	13,270	9,245
Net interest income	16,942	17,224	17,098	17,677	18,518
Provision for credit losses	4,628	82	705	1,399	746
Non-interest income	8,117	8,086	9,124	6,638	7,996
Non-interest expense	19,703	20,018	19,615	17,789	20,047
Income before income tax expense	728	5,210	5,902	5,127	5,721
Income tax expense	157	1,205	1,257	1,106	1,164
Net Income	$571	$4,005	$4,645	$4,021	$4,557

Basic weighted average shares outstanding	11,070	11,057	11,062	11,272	11,389
Basic earnings per common share	$0.05	$0.36	$0.42	$0.36	$0.40

Diluted weighted average shares outstanding	11,206	11,363	11,304	11,656	11,795
Diluted earnings per common share	$0.05	$0.35	$0.41	$0.34	$0.39

	Segment Information
	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$16,908	$(15)	$49	$16,942	$18,376	$68	$74	$18,518
Provision for credit losses	4,628	—	—	4,628	746	—	—	746
Net interest income after provision	12,280	(15)	49	12,314	17,630	68	74	17,772
Non-interest income	2,051	1,239	4,827	8,117	1,291	1,061	5,644	7,996
Non-interest expense	13,202	957	5,544	19,703	12,939	918	6,190	20,047
Income (loss) before income taxes	$1,129	$267	$(668)	$728	$5,982	$211	$(472)	$5,721
Efficiency ratio	70%	78%	114%	79%	66%	81%	108%	76%

	Year Ended December 31, 2023				Year Ended December 31, 2022
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$68,835	$(27)	$134	$68,942	$68,570	$697	$861	$70,128
Provision for credit losses	6,815	—	—	6,815	2,488	—	—	2,488
Net interest income after provision	62,020	(27)	134	62,127	66,082	697	861	67,640
Non-interest income	7,743	4,928	19,294	31,965	7,556	4,732	29,436	41,724
Non-interest expense	48,827	3,661	24,637	77,125	45,122	3,399	32,923	81,444
Income (loss) before income taxes	$20,936	$1,240	$(5,209)	$16,967	$28,516	$2,030	$(2,626)	$27,920
Efficiency ratio	64%	75%	127%	76%	59%	63%	109%	73%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended		Year Ended
(Dollars in thousands, except per share data)((Unaudited)	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Income before income tax expense	$728	$5,210	$16,967	$27,920
Provision for credit losses	4,628	82	6,815	2,488
Pre-tax, pre-provision income	$5,356	$5,292	$23,782	$30,408

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended		Year Ended
(Dollars in thousands, except per share data)((Unaudited)	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Bank	$5,757	$6,399	$27,751	$31,004
Wealth	267	417	1,240	2,030
Mortgage	(668)	(1,524)	(5,209)	(2,626)
Pre-tax, pre-provision income	$5,356	$5,292	$23,782	$30,408

	Allowance For Loan Losses to Loans, Net of Fees and Costs, Excluding and Loans at Fair Value
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Allowance for credit losses (GAAP)	$22,107	$19,683	$20,242	$20,442	$18,828

Loans, net of fees and costs (GAAP)	1,895,806	1,885,629	1,859,839	1,818,189	1,743,682
Less: Loans fair valued	(13,726)	(13,231)	(14,403)	(14,434)	(14,502)
Loans, net of fees and costs, excluding loans at fair value (non-GAAP)	$1,882,080	$1,872,398	$1,845,436	$1,803,755	$1,729,180

Allowance for credit losses to loans, net of fees and costs (GAAP)	1.17%	1.04%	1.09%	1.12%	1.08%
Allowance for credit losses to loans, net of fees and costs, excluding loans at fair value (non-GAAP)	1.17%	1.05%	1.10%	1.13%	1.09%

	Tangible Common Equity Ratio Reconciliation - Corporation
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Total stockholders' equity (GAAP)	$158,022	$155,114	$153,962	$153,049	$153,280
Less: Goodwill and intangible assets	(3,870)	(3,921)	(3,972)	(4,023)	(4,074)
Tangible common equity (non-GAAP)	154,152	151,193	149,990	149,026	149,206

Total assets (GAAP)	2,246,193	2,230,971	2,206,877	2,229,783	2,062,228
Less: Goodwill and intangible assets	(3,870)	(3,921)	(3,972)	(4,023)	(4,074)
Tangible assets (non-GAAP)	$2,242,323	$2,227,050	$2,202,905	$2,225,760	$2,058,154
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	6.87%	6.79%	6.81%	6.70%	7.25%

	Tangible Common Equity Ratio Reconciliation - Bank
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Total stockholders' equity (GAAP)	$204,132	$201,996	$192,209	$187,954	$185,039
Less: Goodwill and intangible assets	(3,870)	(3,921)	(3,972)	(4,023)	(4,074)
Tangible common equity (non-GAAP)	200,262	198,075	188,237	183,931	180,965

Total assets (GAAP)	2,244,893	2,232,297	2,208,252	2,229,721	2,059,557
Less: Goodwill and intangible assets	(3,870)	(3,921)	(3,972)	(4,023)	(4,074)
Tangible assets (non-GAAP)	$2,241,023	$2,228,376	$2,204,280	$2,225,698	$2,055,483
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	8.94%	8.89%	8.54%	8.26%	8.80%

	Tangible Book Value Reconciliation
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Book value per common share	$14.13	$13.88	$13.77	$13.54	$13.37
Less: Impact of goodwill /intangible assets	0.35	0.35	0.35	0.36	0.36
Tangible book value per common share	$13.78	$13.53	$13.42	$13.18	$13.01